Exhibit 21.0

MUELLER INDUSTRIES, INC.
List of Subsidiaries

State or Country
Subsidiary*	of Incorporation

ATCO Rubber Products, Inc.	Michigan
Mueller Brass Holding Company, Inc.	Delaware
Mueller Brass Co. (Assumed name: Mueller Brass Products)	Michigan
Extruded Metals, Inc.	Delaware
Mueller Industrial Realty Co.	Michigan
Itawamba Industrial Gas Company, Inc.	Mississippi
Streamline Copper & Brass Ltd.	Canada
Mueller Plastics Holding Company, Inc.	Ohio
Mueller Plastics Corporation, Inc.	Delaware
MPC Foundry, Inc.	Delaware
MPC Machine Shop, Inc.	Delaware
Mueller Brass Forging Company, Inc.	Delaware
Mueller Copper Tube Company, Inc.	Delaware
Mueller Fittings, LLC	Mississippi
Mueller Fittings Company, Inc.	Michigan
MCTC, LLC	Mississippi
Mueller East, Inc.	Delaware
Mueller Formed Tube Company, Inc.	Delaware
Mueller Impacts Company, Inc.	Delaware
Mueller Press Company, Inc.	Mississippi
Mueller Refrigeration Products Company, Inc.	Delaware
Mueller LBHC, Inc.	Delaware
Lincoln Brass Works, Inc. (Assumed name: Mueller Gas Products)	Michigan
Overstreet-Hughes, Co., Inc. (Assumed name: Fabricated Tube Products)	Tennessee
Mueller Refrigeration LLC	Delaware
Mueller Refrigeration Holding Company, Inc.	Delaware
Mueller Streamline Co.	Delaware
B&K, LLC (d/b/a BK Products)	Delaware
Heatlink Group USA, LLC (Incorporated 2/7/2019)	Tennessee
Precision Tube Company, LLC	Pennsylvania
Mueller Southeast, Inc.	Pennsylvania
Southland Pipe Nipples Company, Inc.	Texas
Mueller Tool and Machine, Inc.	Delaware
Mueller Casting Company, Inc.	Delaware
Mueller Packaging, LLC	Mississippi
Micro Gauge, Inc.	Michigan
Microgauge Machining, Inc.	Michigan
Propipe Technologies, Inc. (Assumed name: Mueller Gas Products)	Ohio
WTC Holding Company	Michigan
MA Industrial Secured Lending, LLC (4)	Delaware
Muellux Holding Company I SARL	Luxembourg
Muellux Holding Company II SARL	Luxembourg

State or Country
Subsidiary*	of Incorporation
Mueller Middle East B.S.C. (7)	Bahrain
Mueller Europe Investment Company Ltd.	United Kingdom
Jungwoo Metal Ind. Co., Ltd. (5)	South Korea
Mueller Europe, Limited	United Kingdom
Westermeyer Industries, Inc.	Illinois
Sherwood Valve Products, Inc.	Ohio
Sherwood Valve LLC	Delaware
DENO Investment Company, Inc.	Michigan
Mueller de Mexico, S.A. de C.V. (1)	Mexico
DENO Holding Company, Inc.	Michigan
B & K Industries, Inc.	Illinois
Mueller Copper Tube Products, Inc.	Delaware
MCTP, LLC	Michigan
Howell Metal Company (d/b/a Precision Tube in VA 4/2019)	Virginia
Turbotec Products, Inc.	Connecticut
Mueller Canada Holding Co. Ltd.	Alberta
Pexcor Manufacturing Co., Inc.	Alberta
Heatlink Group, Inc.	Alberta
Great Lakes Copper Ltd.	Nova Scotia
Die-Mold Tool Limited	Ontario
Linesets, Inc.	Delaware
Climate Components, LLC	Delaware
Arava Natural Resources Company, Inc.	Delaware
United States Fuel Company	Nevada
King Coal Company	Utah
Canco Oil & Gas Ltd.	Alberta, Canada
Aegis Oil and Gas Leasing Ltd.	Alberta, Canada
Bayard Mining Corp.	Delaware
Washington Mining Company	Maine
Amwest Exploration Company	Delaware
USSRAM Exploration Company	Maine
White Knob Mining Company	Idaho
Arava Exploration Company	Colorado
Summit Systems, Inc.	Delaware
Mining Remedial Recovery Company	Delaware
Carpentertown Coal & Coke Company	Pennsylvania
U.S.S. Lead Refinery, Inc.	Maine
Leon Water Enterprises, Inc. (50%)	Texas
Macomber Construction Company	Ohio
Macomber, Incorporated	Ohio
Macomber Building and Land Corporation	Delaware
DENO Investment Company II, Inc.	Michigan
Tecumseh Products Holdings LLC (6)	Delaware
Tecumseh Products Co.	Michigan
MII Financial Corporation	Michigan
Mueller Streamline Holding S.L.U.	Spain
WTC HoldCo I, LLC	Delaware
WTC HoldCo II, LLC	Delaware

State or Country
Subsidiary*	of Incorporation
Mueller Comercial de Mexico S. de R.L. de C.V. (2)	Mexico
NICNA Mexico Servicios, S. de R.L. de C.V. (3)	Mexico
NICNA Mexico Proyectos, S. de R.L. de C.V. (3)	Mexico
Mueller Streamline II, LLC	Delaware
Changzhou Mueller Refrigerant Valve Manufacturing Co., Ltd.	China
Mueller Industries Trading (Shanghai) Co., Ltd.	China
Mueller Streamline Trading, LLC	Delaware
Mueller Streamline China, LLC	Delaware

*All subsidiaries are 100% owned, except as shown.
(1)  Owned by DENO Investment Company, Inc. (99.94%) and Mueller Streamline Co. (.06%)
(2)  Owned by Mueller Streamline Holding S.L.U. (99.983%), WTC HoldCo I, LLC (0.016%), and WTC HoldCo II, LLC (0.001% )
(3) Less than 1% of the outstanding common stock is owned by WTC HoldCo I, LLC
(4)  Owned by WTC Holding Company (50%)
(5)  Owned by Muellux Europe Investment Company Ltd. (60%)
(6)  Owned by DENO Investment Company, Inc. (50%)
(7) Owned by Muellux Holding Company II SARL (40%)